Exhibit 24

          March 2, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:  Authorization to Sign Rule 16 Forms

To whom it may concern:

     I am the Senior Vice President -- Chief Risk Officer of Genworth Financial,
Inc. ("Genworth") effective March 2, 2009 and, until further written notice, I hereby individually authorize Leon E. Roday (Genworth's Senior Vice President,
General Counsel and Secretary), Richard J. Oelhafen, Jr. (Genworth's Vice
President and Assistant Secretary) and Christine A. Ness (Genworth's Assistant
Secretary) to sign on my behalf a Form 3 and any Form 4 or Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of Genworth securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

       Very truly yours,

       /s/ Michel Perreault

       Michel Perreault